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Exhibit 10.2 - Employment Agreement between Ellis L. Gutshall and the Registrant


                         EMPLOYMENT AGREEMENT BETWEEN
                         VALLEY FINANCIAL CORPORATION
                              AND ELLIS GUTSHALL

     This Employment Agreement ("Agreement"), dated for purposes of identification, September 21, 2000, is made and entered into between Valley Financial Corporation ("Employer"), a bank holding company owning all of the outstanding capital stock of Valley Bank, National Association ("Bank") and Ellis Gutshall ("Employee").

     WHEREAS, Employer desires to employ Employee as President and Chief Executive Officer of the Employer and Bank; and

     WHEREAS, Employee is willing to accept such positions with the Employer and Bank.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     SECTION I. DEFINITIONS.  As used in this Agreement, the following
     -----------------------
capitalized terms have the indicated meanings unless the context clearly requires otherwise:

     A.   "Applicable Federal Rate" has the meaning ascribed to that term in
Section 1274(b)(2)(B) of the Code.

     B.   "Bank Board" means the Board of Directors of the Bank.

     C.   "Board" means the Board of Directors of the Employer.

     D. "Cause" means (i) the willful and continued failure by Employee to substantially perform his duties hereunder (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Board (excluding Employee) and which failure has not been cured as hereinafter provided, which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties, or (ii) the willful engaging by the Employee in illegal conduct or any conduct which is demonstrably and materially injurious to the Employer or Bank. Without limiting the generality of the foregoing, Cause shall include the issuance of a removal order or similar order by a governmental regulatory agency with appropriate jurisdiction prohibiting Employee from participating in the affairs of the Employer or Bank. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or Bank Board or based upon the advice of counsel for the Employer or Bank shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Employer and Bank. It is also expressly understood that the Employee's attention to matters not directly related to the business of the Employer or Bank shall not provide a basis for termination for Cause so long as the Employer and/or Bank has approved Employee's engagement in such activities. Upon the issuance of a written demand for substantial performance, Employee shall have a reasonable period of time in which to correct such alleged violation, provided, however, that the alleged violation is neither dishonest nor criminal. It is agreed that thirty (30) days shall be deemed a reasonable time in which to correct any such alleged violation. If the Employee is unable to correct the alleged violation within said thirty (30) day period, then if the Board (excluding Employee) determines that the Employee is using his best efforts to make such correction and that the alleged violation can be corrected, the Board shall extend the thirty (30) day period by such time as is reasonably necessary for the Employee to effect such correction as expeditiously as practicable. Notwithstanding the foregoing, after a Change in Control of the Employer the Employee shall not be deemed to be terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board (excluding Employee) at a meeting of such Board called and held for such purpose (after a reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above and specifying the particulars thereof in detail. In such event Employee shall have a reasonable period of time in which to correct the alleged violation, provided, however, that the alleged violation is neither dishonest nor criminal. As in the case of an alleged violation prior to a Change in Control, it is agreed that thirty (30) days (extended by the Board, if necessary, as outlined above) shall be deemed a reasonable time in which to correct any such alleged violation.

     E. "Change in Control" or "Change in Control of the Employer" means a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time after the Opening Date as (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on January 1,
1994), directly or indirectly, of 20% or more of the combined voting power of the Employer's voting securities; (ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Employer in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the Incumbent Board; (iii) all or substantially all of the assets of the Employer or the assets of the Bank are sold, transferred or conveyed by any means, including but not limited to direct purchase or merger, if the transferee is not controlled by the Employer, control meaning the ownership of more than 50% of the combined voting power of such entity's voting securities; or (iv) the Employer is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Employer. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction (i) which results in the Employee or a group of Persons which includes the Employee, acquiring, directly or indirectly, 20% or more of the combined voting power of the Employer's voting securities; (ii) arranged or caused by a federal bank regulatory agency possessing appropriate jurisdiction on the grounds of failing financial condition of the Employer or Bank which results in the acquisition, directly or indirectly, of 20% or more of the combined voting power of the Employer's voting securities by any Person or (iii) which results in the Employer, any subsidiary of the Employer or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Employer or any of its subsidiaries (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Employer's voting securities.

     F. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     G. "Date of Termination" means (i) if Employee's employment is terminated by Employee for other than Good Reason, ninety (90) days after Notice of Termination is given, (ii) if Employee's employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period),

(iii) except as otherwise provided in this paragraph, if Employee's employment is to be terminated by the Employer for Cause or by the Employee for Good Reason, the date specified in the Notice of Termination, (iv) the date of Employee's death, or (v) if Employee's employment is to be terminated by the Employer for any reason other than Cause or Disability, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety
(90) days after the date on which such Notice of Termination is given, unless an earlier date has been expressly agreed to by the Employee in writing either in advance of, or after, receiving such Notice of Termination. In the case of termination of Employee's by the Employer employment for Cause after a Change in Control of the Employer, if Employee has not previously expressly agreed in writing to the termination, then within thirty (30) days after receipt by the Employee of the Notice of Termination with respect thereto, the Employee may notify the Employer that a dispute exists concerning the termination, in which event the Date of Termination shall be either the date set by mutual written consent of the parties or the date the dispute is resolved. During the pendency of any such dispute, the Employee will continue to be paid his full compensation in effect prior to the time the Notice of Termination is given and until the dispute is resolved.

      H. "Disability" means (i) as a result of Employee's inability due to physical or mental illness, Employee shall have been absent from the full-time performance of his duties with the Employer and/or Bank for six (6) consecutive months, and (ii) within thirty (30) days after Notice of Termination is given Employee shall not have returned to the full-time performance of his duties.

      I. "Employer" and "Bank" includes any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Employer or Bank, respectively, ceases to exist.

      J. "Employment Year" means the 12-month period beginning on the Initial Date and each 12-month period beginning on the annual anniversary date thereafter.

      K.  "Federal Funds Rate" means a rate of interest equal to the average of
(i) the near closing bid and (ii) offered as quoted in the Wall Street Journal for reserves traded among commercial banks for overnight use in amounts of $1,000,000 or more. Should such rate of interest ever cease to exist, the parties shall mutually agree upon a comparable rate of interest. "Average Federal Funds Rate for the Quarter" shall be the sum of the Federal Funds Rate for each business day in the quarter (a quarter is a period which begins on January 1, April 1, July 1 or October 1 and ends on March 31, June 30, September 30 or December 31, respectively) divided by the number of business days in such quarter.

      L.  "Good Reason" means:

          (i) In the event of a Change in Control of the Employer, an adverse change in Employee's status or positions) as an officer or director of the Employer or Bank including, without limitation, any adverse change in Employee's status or position as a result of a material diminution of his duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that Employer is no longer publicly owned, except that Employer, Bank or Successor may not use the fact that Employer is no longer publicly owned to justify taking any action mentioned in this Section I(L) which is detrimental to the Employee or adverse to his best interests) or the assignment to Employee of any duties or responsibilities which, in Employee's reasonable judgment, are inconsistent with such status or positions, or any removal of Employee from or any failure to reappoint or reelect Employee to such positions (except in connection with the termination of Employee's employment for Cause, Disability or Retirement or as a result of Employee's death or by Employee other than for Good Reason);

      (ii) The failure by the Employer to obtain from any Successor the assent to this Agreement hereinafter required;

      (iii) In the event of a Change in Control of the Employer, any purported termination by the Employer, Bank or Successor of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section I(O) hereof (and, if applicable, Section I(D) hereof); and for purposes of this Agreement, no such purported termination shall be effective;

      (iv) In the event of a Change in Control of the Employer, the failure by Employer, Bank or Successor to continue in effect any Plans in which Employee participates at the time of the Change in Control of the Employer (or Plans providing Employee with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by Employer, Bank or Successor which would adversely affect Employee's continued participation in any of such Plans on at least as favorable a basis as existing on the date of the Change in Control or which would materially reduce Employee's benefits in the future under any such Plans or deprive Employee of any material benefit enjoyed by the Employee at the time of the Change in Control;

      (v) In the event of a Change in Control of the Employer, the failure by Employer, Bank or Successor to provide and credit Employee with a number of paid vacation days to which Employee would then be entitled in accordance with this Agreement or in accordance with the Employer's or Bank's normal vacation policy as in effect immediately prior to the Change in Control, whichever is greater;

      (vi) In the event of a Change in Control of the Employer, Employer, Bank or Successor requiring the Employee to be based anywhere other than where his office is located immediately prior to the Change in Control except for required travel on business for the Employer, Bank or Successor to an extent substantially consistent with the business travel obligations which Employee undertook on behalf of Employer and/or Bank prior to the Change in Control;

      (vii) In the event of a Change in Control of the Employer, any refusal by Employer, Bank or Successor to continue to allow Employee to attend to matters or engage in activities not directly related to the business of the Employer, Bank or

Successor which, prior to the Change in Control of the Employer, Employee was permitted by Employer or Bank to attend to or engage in; or

      (viii) In the event of a Change in Control of the Employer, termination of employment hereunder by the Employee for any reason other than death or Disability pursuant to a Notice of Termination given during the thirty (30) day period immediately following the first annual anniversary of such Change in Control.

      M. "Incumbent Board" means the Board as constituted on the date hereof.

      N.      "Initial Date" means September 21, 2000.

      O. "Notice of Termination" means a written notice that indicates the specific termination provision of this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

      P. "Person" has the meaning ascribed to that term in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

      Q. "Plan" means any compensation plan such as an incentive, bonus, stock option or restricted stock plan, any pension or profit sharing plan or any welfare benefit plan (including, but not limited to health, life or disability insurance).

      R. "Retirement" means Employee's voluntary termination of all employment hereunder after the attainment of age sixty-five (65) or the attainment of age fifty-five (55) having worked full time for the Employer for a period of ten (10) consecutive Employment Years.

      S. "Successor" means any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time) the Employer's business directly, by merger or consolidation, or indirectly by purchase of the Employer's voting securities, all or substantially all of its assets or otherwise.

      SECTION II.  TERM OF EMPLOYMENT AND DUTIES.
      ------------------------------------------

      A.    Employment with Employer and Bank. Employer hereby employs Employee
            ---------------------------------
hereunder as of the Initial Date as President and Chief Executive Office of Employer and Bank. Employee shall be expected to perform such services as are generally performed by the president and chief executive office of a bank holding company and commercial bank. The services to be performed may be extended or curtailed from time to time at the direction of the Board or the Bank Board during the term of this Agreement; provided, however, such duties shall not be extended or curtailed in such fashion as to alter the duties and responsibilities generally expected of the president and chief executive officer of a bank holding company or a commercial bank, as the case may be. If Employee serves on the Board, he shall serve as a member of such committees as the Board may designate, subject to the terms hereof. If Employee serves on the Bank Board, he shall serve as a member of such committees as the Bank Board may designate, subject to the terms hereof.

      B.    Acceptance of Employment. Employee accepts such employment hereunder
            ------------------------
and shall devote his full time, attention and best efforts to the diligent performance of his duties herein specified and as an officer of Employer and Bank.

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

While employed hereunder, Employee will not, without the prior express written consent of the Board, accept employment with any other individual, corporation, partnership, governmental authority or other entity, or engage in any other venture for profit which the Board may consider to be in conflict with Employer's or Bank's best interest or to be in competition with Employer's or Bank's business, or which may interfere in any way with Employee's performance of his duties hereunder. It is understood and agreed that Employee has the right to participate in passive investments

     C.   Term of Employment.  This Agreement shall continue in effect until the
          ------------------
third year anniversary of the Initial Date; provided, however, that beginning with the first anniversary of the Initial Date and each anniversary thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least one hundred twenty (120) days prior to such anniversary date, the Employer or the Employee shall have given written notice that this Agreement shall not be extended, and provided further, anything in this Agreement to the contrary notwithstanding, this Agreement shall continue in effect for at least a period of thirty-six (36) months beyond the date of a Change in Control, if one shall have occurred (i) during the term of this Agreement, and (ii) prior to a Notice of Termination, except a Notice of Termination given by Employer other than for Cause or Disability after any regulatory filing has been made in contemplation of a Change in Control.

     D.   Termination of Employment. The Employee's employment with the Employer
          -------------------------
shall be terminated as of the first to occur of any of the following:

          (i)    the death of Employee;

          (ii)   the Disability of Employee;

          (iii)  the discharge of Employee for Cause; and

          (iv)   the termination by Employee for Good Reason.

     E.   Offices.  Termination of employment hereunder shall include
          -------
termination of employment as President and Chief Executive Office of both the Employer and the Bank.

     SECTION III.  COMPENSATION AND RELATED MATTERS.
     ----------------------------------------------

     A.   Base Salary.   Employee's annual base salary for an Employment Year
          -----------
shall be $152,670.00. The Board may increase the base salary, in its sole discretion, based on factors it deems appropriate, such as increased responsibilities and cost of living increases.

          B.   Employee Benefits.  Subject to meeting applicable eligibility
               -----------------
provisions, Employee shall be entitled to participate in all employee benefits Plans or arrangements of Employer and/or Bank, on the same basis as other executives of the Employer and/or Bank including, without limitation, Plans or arrangements providing medical or dental insurance (the cost of coverage for dependents to be borne by Employee), life insurance, disability insurance, accidental death or dismemberment insurance, sick leave and retirement benefits through plans which are qualified under the Code.

     C.   Expenses.  Employee shall be entitled to receive prompt reimbursement
          --------
for all reasonable and customary expenses incurred by him in performing services hereunder in accordance with the general policies and procedures established by the Employer and/or Bank.

     D.   Performance Bonus.  In addition to compensation enumerated above,
          -----------------
Employee may receive a cash bonus for each Employment Year in such amounts and at such times as the Board, in its sole discretion, determines. Employee shall receive an annual performance review, and the Board may use the results of such review in determining the amount of any bonus to be awarded.

     E.   Vacation.  Employee shall be entitled to at least three weeks of paid
          --------
vacation during each Employment Year during the term of this Agreement, which he shall be entitled to take at such time or times as in the reasonable judgment of Employer shall not materially interfere with the conduct of his duties under this Agreement.

     SECTION IV.  TERMINATION OF EMPLOYMENT.
     --------------------------------------

     A.   Prior to Change in Control; Voluntary Termination; Cause.  Prior to a
          --------------------------------------------------------
Change in Control, upon the Employee's termination of his employment for other than Good Reason, or upon the termination of Employee's employment by the Employer for Cause, or upon Employee's death, the Employer shall pay the Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which Employee is entitled as of the Date of Termination under any Plan or arrangement of Employer or Bank at the time such payments are due. No Notice of Termination is required hereunder in the event of Employee's death, and the foregoing amounts shall be determined on the date of death, if applicable.

     B.   Prior to Change in Control; Good Reason, etc.  Prior to a Change in
          --------------------------------------------
Control, upon the termination of the Employee's employment (i) by Employer for reasons other than Cause or Disability or (ii) by Employee for Good Reason, Employer shall pay Employee a lump sum payment equal to the total base salary that Employee would have earned had Employee continued in the Employer's employ through the remaining term of this Agreement, such base salary to be at the rate in effect at the time Notice of Termination is given.

     C.   Upon Change in Control.  Upon termination of Employee's employment
          ----------------------
within thirty-six (36) months following a Change in Control of the Employer, unless such termination is (i) because of Employee's death or Retirement, (ii) by Employer for Cause or Disability, (iii) by Employee other than for Good Reason or (iv) pursuant to a Notice of Termination given prior to a Change in Control except when such Notice of Termination is given by Employer after any regulatory filing has been made in contemplation of a Change in Control (in which event Section IV(A ) or IV(B), as the case may be, shall govern such termination), Employer shall pay to Employee an amount equal to 2.99 multiplied by the Employee's annualized includable compensation for the base period, within the meaning of Section 28OG(d)(1) of the Internal Revenue Code of 1986, as amended ("Code"), provided, however, that if any of such payment is or will be subject to the excise tax imposed by Section 4999 of the Code or any similar tax that may hereafter be imposed ("Excise Tax") such payment shall be reduced to a smaller amount, even to zero, which smaller amount shall be the largest amount payable under this paragraph that would not be subject in whole or in part to the Excise Tax after considering all other payments to Employee required to be considered under Section 4999 or 28OG of the Code. Such payment shall be referred to as the "Severance Payment."

     In the event that the Severance Payment is subsequently determined to be less than the amount actually paid hereunder, the Employee shall repay the excess to the Employer at the time that the proper amount is finally determined, plus interest on the amount of such repayment at the Applicable Federal Rate.
In the event that the Severance Payment is determined to exceed the amount actually paid hereunder, the Employer shall pay Employee such difference plus interest on the amount of such additional payment at the Applicable Federal Rate at the time that the amount of such difference is finally determined.

     In the event that the amount of the Severance Payment exceeds or is less than the amount initially paid, such difference shall constitute a loan by the Employer to the Employee, or by the Employee to the Employer, as the case may be, payable on the fifth (5th) day after demand (together with interest at the Applicable Federal Rate).

     E.   Offset.  The amount of any payment provided for in this Section IV
          ------
shall not be reduced, offset or subject to recovery by the Employer, Bank or Successor by reason of any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

     SECTION V.  SPLIT-DOLLAR ARRANGEMENT.
     ------------------------------------

     Employer and Employee shall mutually agree upon a life insurance policy or policies to be issued on the life of Employee (which may be a policy or policies currently issued on Employee's life) the premiums of which will be paid by the Employer and Employee as provided in a split-dollar agreement which is mutually satisfactory to Employer and Employee. All of Employer's advances shall carry interest at a rate equal to the Average Federal Funds Rate for the Quarter, and all accrued interest will be payable quarterly. In no event shall the rate of interest exceed 9%. Employer's advances shall be secured by a collateral assignment of the insurance policy selected by the Employer and Employee in a form suitable to the Employer. Employee acknowledges that if the Average Federal Funds Rate for the Quarter is less than the Applicable Federal Rate, he may have taxable income in addition to the other tax consequences of such arrangement. All incidents of ownership, including the power to surrender, terminate or cancel the insurance policy shall remain with Employee. The separate split-dollar agreement and collateral assignment of the insurance policy subsequently executed by the parties shall supersede this Section of this Agreement.

     SECTION VI.  ANNUAL PHYSICAL EXAMINATION.
     ----------------------------------------

     At least once a year beginning with the Initial Date, the Employee shall undergo a routine physical examination, which physical examination shall include such procedures as are customarily performed in routine physical examinations of executives, such as an electrocardiogram, a chest x-ray, and urinalysis. Specific procedures or tests shall be included as a part of such routine physical examination as the Employer specifies from time to time. Employee may select his own physician to perform the examination, but such physician must complete and deliver a physical examination report to the Employer, and the Employer may submit such report to a physician designated by Employer from time to time to analyze the results of such examinations. Employee shall be reimbursed for the ordinary, customary and reasonable cost of such a physical in the Roanoke Valley upon his submitting to the Employer invoices for the expenses incurred, the date such expense was incurred and the person or party providing the services, and the Employee shall be responsible for the remainder of the expenses. Employer shall not reimburse Employee for any portion of the cost of such routine physical examination which is actually paid for by any health insurance coverage applicable to Employee.

     SECTION VII.  SUCCESSORS; BINDING AGREEMENT.
     -------------------------------------------

     A.   Agreement of Employer's Successor.  Upon Employee's written request,
          ---------------------------------
Employer will have any Successor, by agreement in form and substance satisfactory to Employee, assent to the fulfillment by Employer of its obligations under this Agreement. Failure of Employer to obtain such assent at least three business days prior to the time a Person becomes a Successor (or where Employer does not have at least three business days advance notice that a Person may become a Successor, within one business day after having notice that such Person may become or has become a Successor) shall constitute Good Reason for termination by Employee of his employment and, if a Change of Control of the Employer has occurred, shall entitle Employee immediately to the benefits provided in Section IV(C) hereof upon delivery by Employee of a Notice of Termination.

     B.   Binding Agreement. This Agreement shall inure to the benefit of and be
          -----------------
enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's beneficiary designated in writing and delivered to Employer, if any, and if none to Employee's estate.

     SECTION VIII.  FEES AND EXPENSES.
     ----------------------------------

     Each party shall pay its own legal fees and related or other expenses incurred in connection with this Agreement, whether or not such party prevails, including, without limitation all such fees and expenses, if any, incurred in contesting or disputing any termination or seeking to obtain or enforce any right or benefit provided by this Agreement. The foregoing notwithstanding, following a Change in Control of the Employer, the Employer shall pay all legal fees and related expenses incurred by Employee in connection with this Agreement, whether or not Employee prevails, including, without limitation, all such fees and expenses, if any, incurred by Employee in contesting or disputing any termination of Employee, in seeking advice with respect to the matters set forth in this Agreement, or in seeking to obtain or enforce any right or benefit provided by this Agreement.

     SECTION IX.  TAXES.
     ------------------

     All payments to be made to Employee under this Agreement will be subject to required withholding of federal, state and local and employment and other taxes.

     SECTION X.  MISCELLANEOUS.
     -------------------------

     A.   Survival.  The respective obligations of, and benefits afforded to,
          --------
Employer and Employee in Sections IV, VII(B), VIII, IX and XI of this Agreement shall survive termination of this Agreement.

     B.   Notice.  For the purposes of this Agreement, notices and all other
          ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered to Employee or the Chairman of the Board of Employer or mailed by United States registered mail, return receipt requested, postage prepaid and addressed, in the case of Employer, to the attention of the Chairman of the Board at the following address:

          Valley Financial Corporation
          32 W. Church Avenue
          Roanoke, VA 24011

     or, in the case of Employee, to the address set forth below the Employee's signature, provided that all notices may be sent to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     C.   Modification; Waiver.  No provision of this Agreement may be modified,
          --------------------
waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and the Chairman of the Board of Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

     D.   Validity.  The invalidity or unenforceability of any provision of this
          --------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     SECTION XI.  CONFIDENTIALITY; COVENANT NOT TO COMPETE.
     -----------------------------------------------------

     A.   Confidentiality.  Employee agrees that subsequent to his period of
          ---------------
employment with Employer and/or Bank, he will not at any time communicate or disclose to any unauthorized person, without the written consent of the Employer, any proprietary or other confidential information concerning the Employer or any subsidiary of the Employer; it being understood, however, that the obligations of this Section shall not apply to the extent that the aforesaid matters (i) are disclosed in circumstances where

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

Employee is legally required to do so or (ii) become generally known to and available for use by the public otherwise than by the Employee's wrongful act or omission.

     B.   Covenant Not to Compete.  If the Employee's employment with the
          -----------------------
Employer and/or Bank is terminated by Employee other than for Good Reason or by Employer other than for Cause, the Employee agrees that for a period of 3 years from the date his employment is terminated, he will not, without the consent in writing of the Chairman of the Board of the Employer, become an officer, employee, agent, partner, director or substantial stockholder of any entity engaged in the commercial or retail banking business within a 100 mile radius of the City of Roanoke, Virginia, or become associated in any substantial manner with any entity in the process of formation to engage in the retail or commercial banking business, or any group that intends to form any such entity in the geographical area described above.

     C.   Relief. In the event of Employee's actual or threatened breach of this
          ------
Section, the Employer or Bank shall be entitled to a preliminary restraining order and an injunction restraining the Employee from violating its provisions. In the event the Employee terminates his employment for other than Good Reason and his actual date of terminating his employment is less than ninety (90) days after his Notice of Termination, the Employee will pay to the Employer, as liquidated damages and not as a penalty, an amount equal to the Employee's base salary then in effect, computed on a per diem basis, multiplied by ninety (90).
                                     --- ----

     D.   Other Remedies.  Nothing in this Agreement shall be construed to
          --------------
prohibit the Employer or Bank from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. If at the time of enforcement of this Section a court holds that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing and, thus, unenforceable, the Employer and Employee agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

     SECTION XII.   RELATED AGREEMENTS.
     ---------------------------------

     To the extent that any provision of any other agreement between Employer or any of its subsidiaries and Employee shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provision of this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.

     SECTION XIII.  COUNTERPARTS.
     ---------------------------

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                   VALLEY FINANCIAL CORPORATION

                                   By:  /s/ George W. Logan
                                      -----------------------------------

                                      Title: Chairman of the Board
                                             ---------------------

                                   /s/ Ellis Gutshall
                                   --------------------------------------
                                   Ellis Gutshall

                                   Address:_________________________________
                                   _________________________________________
                                   _________________________________________

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